 Exhibit 23 (j)(ii)

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm under the captions “Financial Highlights” in the Prospectus and “Auditors” in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (Form N-1A No. 2-66073) dated October 29, 2008, of NRM Investment Company of our report dated October 29, 2008, included in the 2008 annual report to shareholders of NRM Investment Company.

/s/ BEARD MILLER COMPANY LLP

BEARD MILLER COMPANY LLP
Malvern, Pennsylvania
October 29, 2008